PRESS RELEASE Steven Cantor VP of Corporate Relations T + 978 436 6500 irelations@entegris.com

Exhibit 99.1
FOR RELEASE AT 7:00 AM EST

ENTEGRIS REPORTS STRONG FIRST-QUARTER RESULTS

•	Record first-quarter revenue of $317.4 million

•	GAAP net income of $32.5 million, or $0.23 per diluted share

•	Non-GAAP net income of $40.8 million, or $0.28 per diluted share

BILLERICA, Mass., April 27, 2017 - Entegris, Inc. (NasdaqGS: ENTG), a leader in specialty chemicals and advanced materials solutions for the microelectronics industry, today reported its financial results for the Company’s first quarter ended April 1, 2017.
First-quarter sales were $317.4 million, an increase of 18.9% from the same quarter last year and a 2.9% increase sequentially. First-quarter net income was $32.5 million, or $0.23 per diluted share, which included amortization of intangible assets of $10.9 million. Non-GAAP net income was $40.8 million, or $0.28 per diluted share.
Bertrand Loy, president and chief executive officer, said: "I am very pleased to report another extremely successful quarter, which reflects the growing importance of our value proposition and the quality of execution by our teams around the world. First-quarter sales reached an all-time high driven by strength across all businesses and record demand for microfiltration and advanced deposition products. In large part, the introduction of new materials is making possible the next level of semiconductor device performance, and we believe that our expertise in advanced materials combined with our broad array of purification and fluid handling solutions will be key enablers of our industry’s innovations."
Mr. Loy added: "We generated record quarterly adjusted EBITDA of $75.8 million, or 23.9% of revenue. In addition to pursuing organic growth prospects for the company, we continued to execute our capital allocation strategy by paying down $25 million of debt in the first quarter and by completing the acquisition of a complementary and accretive liquid filtration product line from W. L. Gore & Associates, Inc."

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ENTEGRIS, INC.	129 Concord Road, Building 2	T + 1 978 436 6500
entegris.com	Billerica, MA 01821 USA	F + 1 978 436 6745

Quarterly Financial Results Summary
(in thousands, except per share data)

GAAP Results	Q1-2017	Q1-2016	Q4-2016
Net sales	$317,377	$267,024	$308,502
Operating income	$50,920	$29,559	$44,905
Operating margin	16.0%	11.1%	14.6%
Net income	$32,514	$16,212	$26,098
Diluted earnings per share (EPS)	$0.23	$0.11	$0.18
Non-GAAP Results
Non-GAAP adjusted operating income	$61,865	$40,848	$55,843
Adjusted operating margin	19.5%	15.3%	18.1%
Non-GAAP net income	$40,754	$23,617	$34,294
Non-GAAP EPS	$0.28	$0.17	$0.24
Second-Quarter Outlook
For the second quarter ending July 1, 2017, the Company expects sales of $315 million to $330 million, net income of $32 million to $37 million, and net income per diluted share between $0.22 and $0.26. On a non-GAAP basis, EPS is expected to range from $0.27 to $0.31 per diluted share, which reflects net income on a non-GAAP basis in the range of $39 million to $44 million, which is adjusted for expected amortization expense of approximately $11 million or $0.05 per share.
Segment Results
As of December 31, 2016, the Company changed its financial segment reporting to the following segments:
Specialty Chemicals and Engineered Materials (SCEM): SCEM provides high-performance and high-purity process chemistries, gases, and materials and safe and efficient delivery systems to support semiconductor and other advanced manufacturing processes.
Microcontamination Control (MC): MC solutions purify critical liquid chemistries and gases used in semiconductor manufacturing processes and other high-technology industries.
Advanced Materials Handling (AMH): AMH develops solutions to monitor, protect, transport, and deliver critical liquid chemistries and substrates for a broad set of applications in the semiconductor industry and other high-technology industries.
First-Quarter Results Conference Call Details
Entegris will hold a conference call to discuss its results for the first quarter on Thursday, April 27, 2017, at 9:30 a.m. Eastern Time. Participants should dial 1-888-778-9067 or 1-913-981-5587, referencing confirmation code 5731098. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. To access a telephonic replay of the call, please Click Here. The replay will be available starting at 12:30 p.m. ET on Thursday, April 27 until Saturday, June 10. A live and on-demand webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

Management’s slide presentation concerning the results for the first quarter, which may be referred to during the call, will be posted on the investor relations section of www.entegris.com Thursday morning before the call.

Entegris, Inc. | page 2 of 9

ABOUT ENTEGRIS
Entegris is a leader in specialty chemicals and advanced materials solutions for the microelectronics industry and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.
Non-GAAP Information
The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA, Adjusted Gross Profit, Adjusted Segment Profit, and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision-making, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring business operating results, such as amortization, depreciation and discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing and understanding our results and performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze our business. The reconciliations of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA, GAAP Gross Profit to Adjusted Gross Profit, GAAP Segment Profit to Adjusted Operating Income, and GAAP to Non-GAAP Earnings per Share are included elsewhere in this release.

Forward-Looking Statements
Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements, including those relating to market trends and financial projections, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Risks Relating to Our Indebtedness,” “Manufacturing Risks,” “International Risks,” and “Risks Related to Owning Our Common Stock” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the U.S Securities and Exchange Commission on February 17, 2017, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. | page 3 of 9

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended
	April 1, 2017	April 2, 2016	December 31, 2016
Net sales	$317,377	$267,024	$308,502
Cost of sales	177,781	152,318	176,702
Gross profit	139,596	114,706	131,800
Selling, general and administrative expenses	50,492	47,956	48,734
Engineering, research and development expenses	27,239	25,902	27,223
Amortization of intangible assets	10,945	11,289	10,938
Operating income	50,920	29,559	44,905
Interest expense, net	8,393	9,149	8,983
Other expense (income), net	902	(675)	1,303
Income before income tax expense	41,625	21,085	34,619
Income tax expense	9,111	4,873	8,521
Net income	$32,514	$16,212	$26,098

Basic net income per common share:	$0.23	$0.12	$0.18
Diluted net income per common share:	$0.23	$0.11	$0.18

Weighted average shares outstanding:
Basic	141,501	140,780	141,315
Diluted	143,315	141,371	142,631

Entegris, Inc. | page 4 of 9

Entegris, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 1, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$391,159	$406,389
Accounts receivable, net	176,032	165,675
Inventories	188,343	183,529
Deferred tax charges and refundable income taxes	16,729	20,140
Other current assets	19,489	24,398
Total current assets	791,752	800,131

Property, plant and equipment, net	330,926	321,562

Goodwill	349,120	345,269
Intangible assets	208,591	217,548
Deferred tax assets	8,418	8,022
Other assets	7,287	7,000
Total assets	$1,696,094	$1,699,532

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt, current maturities	$100,000	$100,000
Accounts payable	54,516	61,617
Accrued liabilities	66,382	83,530
Income tax payable	15,341	16,424
Total current liabilities	236,239	261,571

Long-term debt, excluding current maturities	460,315	484,677
Other liabilities	54,479	54,066
Shareholders’ equity	945,061	899,218
Total liabilities and shareholders’ equity	$1,696,094	$1,699,532

Entegris, Inc. | page 5 of 9

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	April 1, 2017	April 2, 2016
Operating activities:
Net income	$32,514	$16,212
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,977	13,700
Amortization	10,945	11,289
Stock-based compensation expense	3,870	2,861
Provision for deferred income taxes	3,422	(211)
Other	3,633	4,796
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(7,546)	(6,799)
Inventories	(5,415)	(12,998)
Accounts payable and accrued liabilities	(23,490)	(9,510)
Income taxes payable and refundable income taxes	(1,252)	(726)
Other	2,774	(1,275)
Net cash provided by operating activities	33,432	17,339
Investing activities:
Acquisition of property and equipment	(22,190)	(17,819)
Other	186	(2,495)
Net cash used in investing activities	(22,004)	(20,314)
Financing activities:
Payments on long-term debt	(25,000)	—
Issuance of common stock	1,041	—
Taxes paid related to net share settlement of equity awards	(4,575)	(2,067)
Other	(4,270)	(3,524)
Net cash used in financing activities	(32,804)	(5,591)
Effect of exchange rate changes on cash	6,146	3,144
Decrease in cash and cash equivalents	(15,230)	(5,422)
Cash and cash equivalents at beginning of period	406,389	349,825
Cash and cash equivalents at end of period	$391,159	$344,403

Entegris, Inc. | page 6 of 9

Entegris, Inc. and Subsidiaries
Segment Information
(In thousands)
(Unaudited)

	Three months ended
Net sales	April 1, 2017	April 2, 2016	December 31, 2016
Specialty Chemicals and Engineered Materials	$114,435	$101,107	$110,945
Microcontamination Control	100,055	77,619	98,717
Advanced Materials Handling	102,887	88,298	98,840
Total net sales	$317,377	$267,024	$308,502

	Three months ended
Segment profit	April 1, 2017	April 2, 2016	December 31, 2016
Specialty Chemicals and Engineered Materials	$28,140	$22,416	$25,919
Microcontamination Control	35,581	18,140	31,719
Advanced Materials Handling	18,276	18,911	16,644
Total segment profit	81,997	59,467	74,282
Amortization of intangibles	10,945	11,289	10,938
Unallocated expenses	20,132	18,619	18,439
Total operating income	$50,920	$29,559	$44,905

Entegris, Inc. | page 7 of 9

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three months ended
	April 1, 2017	April 2, 2016	December 31, 2016
Net sales	$317,377	$267,024	$308,502
Net income	$32,514	$16,212	$26,098
Adjustments to net income:
Income tax expense	9,111	4,873	8,521
Interest expense, net	8,393	9,149	8,983
Other expense (income), net	902	(675)	1,303
GAAP - Operating income	50,920	29,559	44,905
Amortization of intangible assets	10,945	11,289	10,938
Adjusted operating income	61,865	40,848	55,843
Depreciation	13,977	13,700	14,303
Adjusted EBITDA	$75,842	$54,548	$70,146

Adjusted operating margin	19.5%	15.3%	18.1%
Adjusted EBITDA - as a % of net sales	23.9%	20.4%	22.7%

Entegris, Inc. | page 8 of 9

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Non-GAAP Earnings per Share
(In thousands, except per share data)
(Unaudited)

	Three months ended
	April 1, 2017	April 2, 2016	December 31, 2016
GAAP net income	$32,514	$16,212	$26,098
Adjustments to net income:
Gain on sale of equity investment	—	(118)	—
Amortization of intangible assets	10,945	11,289	10,938
Tax effect of adjustments to net income and discrete items	(2,705)	(3,766)	(2,742)
Non-GAAP net income	$40,754	$23,617	$34,294

Diluted earnings per common share	$0.23	$0.11	$0.18
Effect of adjustments to net income	$0.06	$0.05	$0.06
Diluted non-GAAP earnings per common share	$0.28	$0.17	$0.24

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